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Exhibit 10.25

List of Subsidiaries of Proteonomix, Inc.

National Stem Cell, Inc. (a Delaware corporation)

Proteoderm, Inc. (a New York corporation)

The Sperm Bank of New York, Inc. (a New York corporation). The Sperm Bank of New York, Inc. is a subsidiary of National Stem Cell, Inc.